WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to incorporation by reference in the Form S-8 Registration Statement of February 23, 1999 of AmeriCom USA, Inc. our report dated January 29, 1999 (except for Note 13(e) and Note 4 as to which the dates are February 8, 1999 and February 10, 1999 respectively) relating to the combined balance sheets of AmeriCom USA, Inc. and RMC Diversified Associates International,
Ltd. as of June 30, 1998 and 1997, and the related combined statements of operations, changes in stockholders' deficiency, and cash flows for the years then ended, which report appears in the December 4, 1998 Form 8-K/A#1 Current Report of AmeriCom USA, Inc.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
February 23, 1999